UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 10, 2016

Virginia Electric and Power Company

(Exact Name of Registrant as Specified in Its Charter)

Virginia	0-55337	54-0418825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2016, Dominion Resources, Inc. (Dominion), and its wholly-owned subsidiaries, Virginia Electric and Power Company (Virginia Power), Dominion Gas Holdings, LLC (Dominion Gas) and Questar Gas Company (Questar Gas), entered into a $5,000,000,000 Second Amended and Restated Revolving Credit Agreement (Core Credit Facility) with JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein.

Also on November 10, 2016, Dominion, Virginia Power, Dominion Gas and Questar Gas, entered into a $500,000,000 Second Amended and Restated Revolving Credit Agreement (LOC Facility and, together with the Core Credit Facility, the Amended and Restated Credit Facilities) with Keybank National Association, as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and other lenders named therein.

The purpose of the Amended and Restated Credit Facilities, which amend and restate their respective predecessor agreements in their entirety, is to add Questar Gas, which became a subsidiary of Dominion in September 2016, as a borrower and to make certain administrative and related changes prompted by the addition of Questar Gas as a borrower. The Amended and Restated Credit Facilities can be used by Virginia Power and the co-borrowers to support bank borrowings and the issuance of commercial paper, as well as to support the issuance of letters of credit. The changes introduced in the Amended and Restated Credit Facilities otherwise do not affect the economic terms of the credit facilities with regard to Virginia Power. The changes are not expected to have any impact on the annual cost or availability of funds to Virginia Power. The full amount of the Amended and Restated Credit Facilities remains available to Virginia Power less any amounts due to borrowings by co-borrowers Dominion, Dominion Gas and Questar Gas and subject to any sub-limits for Virginia Power agreed to among Virginia Power and the co-borrowers from time to time. The Amended and Restated Credit Facilities mature in April 2020, unless extended.

The foregoing descriptions of the Core Credit Facility and the LOC Facility do not purport to be complete and are qualified in their entirety by reference to the complete texts of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	$5,000,000,000 Second Amended and Restated Revolving Credit Agreement, dated as of November 10, 2016, among Dominion Resources, Inc., Virginia Electric and Power Company, Dominion Gas Holdings, LLC, Questar Gas Company, JPMorgan Chase Bank, N.A., as Administrative Agent, Mizuho Bank, Ltd., Bank of America, N.A., Barclays Bank PLC and Wells Fargo Bank, N.A., as Syndication Agents, and other lenders named therein.

10.2	$500,000,000 Second Amended and Restated Revolving Credit Agreement, dated as of November 10, 2016, among Dominion Resources, Inc., Virginia Electric and Power Company, Dominion Gas Holdings, LLC, Questar Gas Company, KeyBank National Association, as Administrative Agent, and U.S. Bank National Association, as Syndication Agent, and other lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY
Registrant

/s/ James R. Chapman
Name:	James R. Chapman
Title:	Senior Vice President – Mergers & Acquisitions and Treasurer

Date: November 10, 2016